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                                  EXHIBIT 10.1

                              SEPARATION AGREEMENT

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                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT


          SEPARATION AGREEMENT (this "Agreement") made as of the 6th day of August, 1997 by and between ALAN SONNENBERG, residing at the address indicated following his signature below (hereinafter referred to as "Employee") and CS WIRELESS SYSTEMS, INC., a Delaware corporation having its principal place of business at Suite 202, 200 Chisholm Place, Plano, Texas 75075 (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

     WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated as of February 23, 1996 (the "Employment Agreement") and a Non-Qualified Stock Option Agreement dated as of March 19, 1996 (the "Stock Option Agreement"); and

     NOW THEREFORE, in consideration of their mutual promises, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

          1. TERMINATION OF EMPLOYMENT. The Employment Agreement is hereby terminated, and shall be of no further force and effect, except as provided in PARAGRAPH 2 below.

          2. NON-DISCLOSURE. The non-disclosure covenants contained in SUBPARAGRAPH 9(a) of the Employment Agreement shall survive the termination of the Employment Agreement in accordance with their terms, and the Non-Disclosure Agreement dated as of February 23, 1996 (the "Non-Disclosure Agreement") between the parties shall remain in full force and effect.

          3.  STOCK OPTIONS.   The parties acknowledge that options (the
"Original Options") to purchase 215,054 shares of the Company's common stock, par value $.001 ("Common Stock"), were granted to Employee under the 1996 CS Wireless Systems, Inc. Incentive Stock Plan, as amended from time to time (the "Plan"). The parties further acknowledge that of the Original Options, options to purchase 172,044 shares of Common Stock, at an exercise price of $6.50 per share, are fully vested (the "Remaining Options") and the balance of the Original Options, which represent options to purchase 43,010 shares of Common Stock, are hereby surrendered by Employee to the Company. The Remaining Options shall continue to be governed by the Plan. The Plan is the same as that which covers all senior executives of the Company, and any amendments to the Plan will be applicable to Employee. On the first anniversary of the date of this Agreement, Employee shall have the option, provided the Company's common stock is not then publicly traded and the price per share quoted on any applicable exchange or over-the-counter is greater than $9.50, to (i) hold the Remaining Options, in which event the Remaining Options shall be exercisable until the five-year anniversary of this Agreement in accordance with the Plan, or (ii) deliver written

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notice ("Election Notice") to the Company of his election to cancel all, but not part of, the Remaining Options in consideration for payment by the Company of $500,000; upon delivery of such payment, the options shall lapse without further action. The Election Notice must be received by the Company during regular business hours on or before the first anniversary of the date of this Agreement or shall not be effective; provided, however, that if such date falls on a Saturday, Sunday or legal holiday, then the date on which the Election Notice must be received is on the first business day thereafter. The Company shall pay $500,000 (less applicable taxes) within ten (10) days of its receipt of an effective Election Notice. Except as otherwise amended by this PARAGRAPH 3, the Stock Option Agreement shall remain in full force and effect.

          4. NON-COMPETITION. (a) Notwithstanding anything to the contrary contained in the Employment Agreement, the non-competition covenants contained in SUBPARAGRAPH 9(b) of the Employment Agreement shall not survive the termination of the Employment Agreement and in consideration therefore and the payment of $500,000 by the Company to Employee on the date hereof, Employee agrees to be bound by the covenants contained in SUBPARAGRAPH (b) below.

          (b) Because Employee's services to the Company are special and because Employee has access to the Company's confidential information, Employee covenants and agrees that from the date hereof through February 22, 1999 that he will not, directly or indirectly, either on his own behalf or on behalf of any person, partnership, corporation or otherwise, (i) engage in any business or undertaking directly competitive with the wireless cable television, cable television, subscription television, direct broadcast satellite, direct-to-home, wired video programming, non-wired video programming, wireless Internet access, wireless fixed telephony or other fixed wireless information businesses (the "Related Business") being carried on by the Company or any subsidiary in any market serviced by the Company or any subsidiary, at the time of Employee's termination, or (ii) be employed by or provide consulting services to or be an investor, limited partner or shareholder in, any entity or other person in any Related Business within 25 miles of any city in which the Company or any subsidiary does business at time of execution of this Agreement or has rights to broadcast or transmit television programming or in which the Company has a transmission license at the time of Employee's termination, without the prior written consent of the Board of Directors of the Company. The parties agree that the time period and geographical area of non-competition specified above are applicable to the restrictions set forth in (i) and (ii) of the preceding sentence and are reasonable and necessary in light of the transactions entered into in this Agreement. If, however, it shall be determined at any time by a court of competent jurisdiction that either the time period restriction or the geographical area restriction, or both, are invalid or unenforceable, the parties agree that any such invalid restriction shall be amended and reformed to the extent necessary to make same valid and enforceable in the determination of said court, and such restriction, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made as of the date of this Agreement. This SUBPARAGRAPH 4(b) shall not apply to (i) investments constituting not more than 5% of the common equity of a publicly traded or privately held company or (ii) the management and operation of a company engaged solely in the business of providing

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installation and other field services to, or at the request of, any person, partnership, or corporation engaged in the business of providing video services through hard wire cable, wireless cable, satellite, or other distribution networks.

          5.  RELEASE.   (a)  Employee hereby releases, remises, and forever
discharges, and by these presents does, for himself, his heirs, executors, administrators, legal representatives and assigns, release, remise, and forever discharge the Company, its subsidiaries and Affiliates, its past, present and future divisions; its past, present and future subsidiary and parent corporations; its past, present and future Affiliates and related companies; its successors and assigns; its past, present and future directors, officers, stockholders, agents and employees both personally and as directors, officers, stockholders, agents and employees; and the past, present and future directors, officers, shareholders, agents and employees of its parents, subsidiaries, divisions, Affiliates, related companies and successors and assigns (hereinafter collectively referred to as "the Company and/or its Affiliates"), from any claim, known or unknown, asserted or unasserted, suspected or unsuspected, arising in any way from any actions taken by the Company and/or its Affiliates up to and including the date of the execution of this Agreement, including any claims, demands and causes of action under federal or state law, regulation or decision including any rights to bring any demands, complaints, causes of action, claims and charges under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. section 2000e ET SEQ., the Civil Rights Act of 1991, 42 U.S.C. section 1981a ET SEQ., the Employee Retirement Income Security Act, 29 U.S.C. section 1001 ET SEQ., the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C. section 601 ET SEQ., the Americans with Disabilities Act of 1990, 42 U.S.C. section 12101 ET SEQ., and any other federal or state law, regulation or decision, including but not limited to any claims arising out of his employment or the termination or resignation of his employment, including claims for wages owed, constructive discharge, wrongful discharge, infliction of emotional distress, breach of contract, breach of any implied covenant of good faith and fair dealing, violation of public policy, violation of company policy or any other common law claims, and any claims, demands or causes of action for injunctive or declaratory relief, reinstatement, compensation for lost wages, workers' compensation, employee or fringe benefits, compensatory or punitive damages, and any claims for attorneys' fees, interest and expenses and costs of litigation, and any other or additional relief.

           (b) Without in any way limiting the scope and effect of this PARAGRAPH 5, Employee acknowledges that (i) he would not otherwise be entitled to all of the consideration described in herein, and that the Company is providing such consideration in return for Employee's agreement to be bound by the terms of this Agreement; (ii) among the rights he knowingly and voluntarily waives by executing this Agreement is his right to bring against the Company any demands, complaints, causes of action, claims and charges under the Age Discrimination in Employment Act, 29 U.S.C. subsection 621 ET SEQ., or under any other federal or state law, regulation or decision prohibiting discrimination on the basis of race, color, religion, sex, age, national origin, sexual orientation or physical or mental handicap; (iii) he has been advised to consult with an attorney regarding this Agreement and he has in fact consulted with an attorney regarding this Agreement; and (iv) he has been given a reasonable period of time within which to consider this Agreement and if he wanted additional

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time, such time was available to him, up to and including August 27, 1997, which is more than twenty-one (21) calendar days from August 6, 1997, the date on which Employee first was provided with this Agreement and Employee further acknowledges that he does not want more time to consider this Agreement and that he has requested that the Agreement be executed on this date. Employee understands that he may revoke this Agreement during the first seven days after he signs it by delivering written notice of his revocation to the Company. Employee understands that if he does not revoke this Agreement within the first seven days after he signs it, it will become effective on the eighth day after he signs it.

          6. DIRECTORSHIP. Employee shall continue to serve, without compensation, as a member of the Board of Directors of the Company for a minimum of twelve (12) months from the date hereof, unless otherwise requested to resign by the Company. In the event Employee shall continue to serve on the Board of Directors of the Company beyond such twelve-month period, Employee shall be entitled to compensation for such service on the same terms as the Company's other non-employee members of the Board of Directors in accordance with the Company's policies as may be in effect from time to time. Notwithstanding anything herein which may be construed to the contrary, Employee shall be entitled, to the extent permitted by applicable law, to the benefits of the Company's Certificate of Incorporation, By-laws and director and officer liability insurance coverage in connection with any claim asserted against Employee in his capacity as an officer or director of the Company. The Company will reimburse employee for all out-of-pocket expenses for fulfilling his role as a Director in accordance with the Companies policy.

          7. NOTICES. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to Employee at the address indicated below (or to such other address as may be provided by notice).

          8. MISCELLANEOUS. This Agreement (i) together with the Non-Disclosure Agreement, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company and (iii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

          9. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

          10. SPECIFIC PERFORMANCE. The parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of PARAGRAPH 4 of this Agreement, and accordingly, the terms thereof shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in

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equity, to enforce the provisions hereof.

          11. AFFILIATES. As used herein, the term "Affiliate" shall mean any individual or entity controlling, controlled by or under common control with the Company, now or in the future, including without limitation, partnerships in which the Company or any Affiliate may invest as a limited or general partner and limited liability companies in which the Company or any Affiliate may become a member.

          12. SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

          13. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the laws of the State of Texas.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                       CS WIRELESS SYSTEMS, INC.



                                       By:  /s/  DAVID WEBB
                                          ------------------------------------
                                          Name:  David Webb
                                          Title: President and Chief Executive
                                                 Officer

                                       EMPLOYEE:


                                       /s/  ALAN SONNENBERG
                                       ---------------------------------------
                                       Name:    Alan Sonnenberg
                                       Address: 148 Kasi Circle
                                                Ivyland, PA  18974